GE AEROSPACE ANNOUNCES FIRST QUARTER 2024 RESULTS
GE delivers strong consolidated results; GE Aerospace raises full-year guidance

BOSTON — April 23, 2024 — GE Aerospace (NYSE:GE) announced results today for the first quarter ending March 31, 2024. The consolidated results below include the operations of GE Vernova Inc. (“GE Vernova”), which successfully separated in a spin-off after quarter-end on April 2, 2024 and will report its results on April 25, 2024.

First quarter 2024 GE Consolidated Results (including GE Aerospace and GE Vernova):
•Total orders of $20.1B, +14%; organic orders +14%
•Total revenue (GAAP) of $16.1B, +11%; adjusted revenue* $15.2B, +10% organically*
•Profit margin (GAAP) of 11.6%, (3,320) bps; adjusted profit margin* 10.2%, +300 bps organically*
•Continuing EPS (GAAP) of $1.38, $(4.18); adjusted EPS* $0.82, +$0.55
•Cash from Operating Activities (GAAP) of $1.0B, +$0.9B; free cash flow* $0.9B, +$0.7B
First quarter 2024 GE Aerospace Results (on a standalone basis)1:
•Total orders of $11.0B, +34%
•Adjusted revenue* $8.1B, +15%
•Operating profit* $1.5B, +24%
•Operating profit margin* 19.1%, +140 bps
•Free cash flow* $1.7B, +$0.8B
GE Aerospace Chairman and CEO H. Lawrence Culp, Jr. said, "We marked a new beginning in early April with the successful spin-off of GE Vernova and launch of GE Aerospace, completing our multi-year transformation. Our teams achieved this milestone while delivering strong results in the first quarter led by significant profit and cash growth at GE Aerospace."

Culp continued, "At GE Aerospace, Commercial Engines & Services and Defense & Propulsion Technologies drove double-digit revenue, profit and free cash flow growth in the quarter. Given our solid start to the year and outlook for the remainder of 2024, we are raising our full-year profit and free cash flow guidance. Moving forward as a focused global aerospace leader, we will continue to prioritize safety, quality, delivery, and cost — always in that order — while also investing in our future and driving long term profitable growth."
GE Aerospace's key actions included:
•Introduced FLIGHT DECK, the company's lean operating model, accelerating its next stage of lean progress, ensuring focused execution, and bridging strategy to results.
•Hosted Investor Day outlining the company's strategy to define flight today, tomorrow and for the future; its financial outlook targeting $10 billion in operating profit* by 2028; and its capital allocation framework, authorizing a $15 billion share buy-back program and raising its dividend, initiated in April at a 250% increase.
•Announced plans to invest over $650 million in its manufacturing facilities and supply chain, including $550 million in US and international site upgrades and $100 million in the supply chain.
•Reached an agreement at the Singapore Airshow with Thai Airways for GEnx-1B engines to power its new widebody fleet of 45 Boeing 787 aircraft and extended Cebu Pacific's TrueChoice services agreement for their CFM56 engines. Secured a commitment from easyJet for more than 300 LEAP-1A engines and a services agreement from American Airlines for 400 LEAP-1B engines.
•Received an order for F414 engines to power additional KF-21 fighter jets for the Korean Air Force, continuing to build our international business, and finalized testing designs with Sikorsky Innovations for a hybrid electric vertical takeoff and landing demonstrator.

* Non-GAAP Financial Measure
1Represents preliminary unaudited supplemental consolidated financial information presented to reflect the separation of GE Vernova for the periods presented herein. Beginning in the second quarter of 2024, GE Aerospace will operate through two reportable segments: Commercial Engines and Services and Defense and Propulsion Technologies. This financial information is based on current estimates, which may be subject to change pending final GE Vernova separation adjustments, and is presented excluding the results of GE Vernova to provide investors with a relevant comparison for the Company's future results.

Total Company Consolidated Results
Including GE Aerospace and GE Vernova

	Three months ended March 31
Dollars in billions; per-share amounts in dollars, diluted	2024	2023	Year on Year
GAAP Metrics
Cash from Operating Activities (CFOA)	$1.0	$0.2	F
Continuing EPS	1.38	5.56	(75)%
Net EPS	1.39	6.71	(79)%
Total Revenue	16.1	14.5	11%
Profit Margin	11.6%	44.8%	(3,320) bps
Non-GAAP Metrics
Free Cash Flow (FCF)-a)	$0.9	$0.1	F
Adjusted EPS-b)	0.82	0.27	F
Organic Revenue	15.1	13.7	10%
Adjusted Profit-c)	1.5	0.9	76%
Adjusted Profit Margin-c)	10.2%	6.4%	380 bps
Adjusted Organic Profit Margin-c)	10.5%	7.5%	300 bps
(a- Includes gross additions to PP&E and internal-use software. Excludes Insurance CFOA, separation cash expenditures and other items
(b- Excludes Insurance, non-operating benefit income, gains (losses) on retained and sold ownership interests and other equity securities, restructuring & other charges and other items
(c- Excludes Insurance, interest and other financial charges, non-operating benefit costs, gains (losses) on retained and sold ownership interests and other equity securities, restructuring & other charges and other items, with Energy Financial Services (EFS) on a net earnings basis

In addition, GE:
•Completed the separation of GE Vernova on April 2, 2024.
•Received proceeds of $2.6 billion from the monetization of a portion of its shares in GE HealthCare.
•Repurchased approximately 1.1 million common shares for $0.1 billion in the first quarter under the company's previously authorized $3 billion share repurchase program.
•Incurred pre-tax separation costs of $0.4 billion in the quarter, primarily related to employees, establishing standalone functions and IT systems, and professional fees.

* Non-GAAP Financial Measure

GE Aerospace Results on Standalone Basis
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
GE Aerospace1
Beginning in the second quarter of 2024, GE Aerospace will present Commercial Engines & Services and Defense & Propulsion Technologies as reportable segments.

	Three months ended March 31
(Dollars in billions)	2024	2023	Year on Year
Orders	$11.0	$8.2	34%
Adjusted Revenue*	8.1	7.0	15%
Operating Profit/(Loss)*	1.5	1.2	24%
Operating Profit/(Loss) Margin*	19.1%	17.7%	140 bps
Free Cash Flow*	1.7	0.8	F
Orders of $11.0 billion increased 34%, with strength in both Commercial Engines & Services and Defense & Propulsion Technologies. Adjusted revenue* of $8.1 billion grew 15% from pricing, spare parts volume and increasing deliveries in widebody and Defense.

Operating profit* was $1.5 billion, up 24% with both Commercial Engines & Services and Defense & Propulsion Technologies delivering double-digit profit improvement. Operating profit margin* of 19.1% expanded 140 basis points primarily driven by pricing and services volume as well as some favorability from lower equipment output.

For Commercial Engines & Services, orders of $8.3 billion increased 34% primarily from equipment growth, and revenue was up 16% with equipment growth outpacing services. In Defense & Propulsion Technologies, orders of $3.0 billion were up 34% with a Defense book-to-bill of 1.1x and revenue increased 18%, driven by growth in deliveries, pricing and classified programs.

GE Aerospace Full Year 2024 Guidance
Based on GE Aerospace's strong start and constructive outlook for the rest of the year, the company is updating its full-year 2024 and business-specific guidance, and now expects:

	April 2024 Update	March 2024 Guidance
Adjusted Revenue* Growth	LDD+	LDD+
Operating Profit*	$6.2B-$6.6B	$6.0B-$6.5B
Adjusted EPS*	$3.80 to $4.05	N/A
Free Cash Flow*	>$5B, >100% conversion	>$5B, >100% conversion

•Commercial Engines & Services: Continue to expect revenue growth of mid-to-high teens and increasing operating profit to a range of $6.1 to $6.4 billion, up from our original guidance of $6.0 to $6.3 billion
•Defense & Propulsion Technologies: Continue to expect revenue growth of mid-single-digits to high-single-digits and operating profit of $1.0 to $1.3 billion
•Corporate: Continue to expect cost of approximately $1 billion, including $600 million of expense and $400 million of eliminations

GE Vernova
Following its spin-off from GE on April 2, 2024, GE Vernova is now a standalone company that will release its financial results, inclusive of Renewable Energy and Power, in connection with their earnings call on April 25, 2024. Please refer to our quarterly report on Form 10-Q for the period ended March 31, 2024 and presentation for additional information.

* Non-GAAP Financial Measure
1Represents preliminary unaudited supplemental consolidated financial information presented to reflect the separation of GE Vernova for the periods presented herein. Beginning in the second quarter of 2024, GE Aerospace will operate through two reportable segments: Commercial Engines and Services and Defense and Propulsion Technologies. This financial information is based on current estimates, which may be subject to change pending final GE Vernova separation adjustments, and is presented excluding the results of GE Vernova to provide investors with a relevant comparison for the Company's future results.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenues, specifically organic revenues and GE Aerospace adjusted revenues, (2) profit, specifically Adjusted profit and profit margin; Adjusted organic profit and profit margin; GE Aerospace operating profit and operating profit margin; Adjusted earnings (loss) and Adjusted earnings (loss) per share (EPS), (3) cash flows, specifically free cash flows (FCF) and GE Aerospace FCF, and (4) guidance, specifically 2024 GE Aerospace operating profit, 2024 GE Aerospace Adjusted EPS and 2024 GE Aerospace FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ORGANIC REVENUES (NON-GAAP)	Three months ended March 31
(In billions)	2024	2023	V%
Total revenues (GAAP)	$16.1	$14.5	11%
Less: Insurance revenues	0.9	0.8
Adjusted revenues (Non-GAAP)	$15.2	$13.7	11%
Less: acquisitions and business dispositions	—	—
Less: foreign currency effect	—	—
Organic revenues (Non-GAAP)	$15.1	$13.7	10%

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenues from our run-off Insurance operations, acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

GE AEROSPACE ADJUSTED REVENUES (NON-GAAP)	Three months ended March 31
(In billions)	2024	2023	V%
Total revenues (GAAP)	$16.1	$14.5	11%
Less: Insurance revenues	0.9	0.8
Adjusted revenues (Non-GAAP)	$15.2	$13.7	11%
Less: Renewable Energy revenues	3.0	2.8
Less: Power revenues	4.1	3.8
Less: Separation adjustments(a)	—	—
GE Aerospace adjusted revenues (Non-GAAP)	$8.1	$7.0	15%

(a) Adjustments reflect the retained allocation of certain Corporate balances, the reclassification of GE Vernova to discontinued operations assuming the GE Vernova separation, the gross-up of intercompany positions and other presentation changes. Amounts are unaudited and represent our current estimates.

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenues from our run-off Insurance operations.

ADJUSTED PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended March 31
(In billions)	2024	2023	V%
Total revenues (GAAP)	$16.1	$14.5	11%
Less: Insurance revenues	0.9	0.8
Adjusted revenues (Non-GAAP)	$15.2	$13.7	11%

Total costs and expenses (GAAP)	15.3	14.1	9%
Less: Insurance cost and expenses	0.7	0.7
Less: interest and other financial charges	0.3	0.3
Less: non-operating benefit cost (income)	(0.4)	(0.4)
Less: restructuring & other	0.2	0.2
Less: separation costs	0.4	0.2
Add: noncontrolling interests	—	—
Add: EFS benefit from taxes	(0.1)	(0.1)
Adjusted costs (Non-GAAP)	$14.1	$13.0	8%

Other income (loss) (GAAP)	1.1	6.1	(82)%
Less: gains (losses) on retained and sold ownership interests and other equity securities	0.6	5.9
Less: gains (losses) on purchases and sales of business interests & other	—	(0.1)
Adjusted other income (loss) (Non-GAAP)	$0.5	$0.2	F

Profit (loss) (GAAP)	$1.9	$6.5	(71)%
Profit (loss) margin (GAAP)	11.6%	44.8%	(3,320)	bps

Adjusted profit (loss) (Non-GAAP)	1.5	0.9	76%
Adjusted profit (loss) margin (Non-GAAP)	10.2%	6.4%	380	bps
Adjusted profit (loss) (Non-GAAP)	$1.5	$0.9	76%
Less: Renewable Energy profit (loss)	(0.2)	(0.4)
Less: Power profit (loss)	0.2	0.1
Less: Separation adjustments(a)	—	—
GE Aerospace operating profit (loss) (Non-GAAP)	$1.5	$1.2	24%

GE Aerospace operating profit (loss) margin (Non-GAAP)	19.1%	17.7%	140	bps

(a) Adjustments reflect the retained allocation of certain Corporate balances, the reclassification of GE Vernova to discontinued operations assuming the GE Vernova separation, the gross-up of intercompany positions and other presentation changes. Amounts are unaudited and represent our current estimates.

We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities.

ADJUSTED ORGANIC PROFIT (NON-GAAP)	Three months ended March 31
(In billions)	2024	2023	V%
Adjusted profit (loss) (Non-GAAP)	$1.5	$0.9	76%
Less: acquisitions and business dispositions	—	—
Less: foreign currency effect	—	(0.1)
Adjusted organic profit (loss) (Non-GAAP)	$1.6	$1.0	55%

Adjusted profit (loss) margin (Non-GAAP)	10.2%	6.4%	380	bps
Adjusted organic profit (loss) margin (Non-GAAP)	10.5%	7.5%	300	bps

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ADJUSTED EARNINGS (LOSS) (NON-GAAP)	Three months ended March 31
(In billions, Per-share amounts in dollars)	2024		2023
	Earnings	EPS	Earnings	EPS
Earnings (loss) from continuing operations (GAAP)	$1.5	$1.38	$6.1	$5.56
Insurance earnings (loss) (pre-tax)	0.2	0.18	0.1	0.06
Tax effect on Insurance earnings (loss)	—	(0.04)	—	(0.01)
Less: Insurance earnings (loss) (net of tax)	0.2	0.14	0.1	0.05
Earnings (loss) excluding Insurance (Non-GAAP)	$1.4	$1.24	$6.0	$5.51
Non-operating benefit (cost) income (pre-tax) (GAAP)	0.4	0.33	0.4	0.35
Tax effect on non-operating benefit (cost) income	(0.1)	(0.07)	(0.1)	(0.07)
Less: Non-operating benefit (cost) income (net of tax)	0.3	0.26	0.3	0.28
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—	(0.1)	(0.05)
Tax effect on gains (losses) on purchases and sales of business interests	—	0.01	—	—
Less: Gains (losses) on purchases and sales of business interests (net of tax)	—	0.01	(0.1)	(0.05)
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	0.6	0.58	5.9	5.39
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	—	—	—	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	0.6	0.57	5.9	5.39
Restructuring & other (pre-tax)	(0.2)	(0.20)	(0.2)	(0.14)
Tax effect on restructuring & other	—	0.04	—	0.03
Less: Restructuring & other (net of tax)	(0.2)	(0.16)	(0.1)	(0.11)
Separation costs (pre-tax)	(0.4)	(0.32)	(0.2)	(0.19)
Tax effect on separation costs	0.1	0.05	(0.1)	(0.05)
Less: Separation costs (net of tax)	(0.3)	(0.27)	(0.3)	(0.24)
Less: Excise tax and accretion of preferred share redemption	—	—	—	(0.03)
Adjusted earnings (loss) (Non-GAAP)	$0.9	$0.82	$0.3	$0.27

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost for our pension and other benefit plans are included in Adjusted earnings*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance. We believe the retained cost in Adjusted earnings* provides management and investors a useful measure to evaluate the performance of the total company and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2024.

FREE CASH FLOWS (FCF) (NON-GAAP)	Three months ended March 31
(In billions)	2024	2023	V$
CFOA (GAAP)	$1.0	$0.2	$0.9
Less: Insurance CFOA	0.1	—
CFOA excluding Insurance (Non-GAAP)	$0.9	$0.1	$0.8
Add: gross additions to property, plant and equipment and internal-use software	(0.4)	(0.3)
Less: separation costs cash expenditures	(0.2)	(0.2)
Less: Corporate restructuring cash expenditures	(0.1)	—
Less: taxes related to business sales	—	—
Free cash flows (Non-GAAP)	$0.9	$0.1	$0.7
Less: Renewable Energy and Power FCF (Non-GAAP)	(0.7)	(0.7)
Less: Separation adjustments(a)	(0.1)	—
GE Aerospace free cash flows (Non-GAAP)	$1.7	$0.8	$0.8

(a) Adjustments reflect the retained allocation of certain Corporate balances, the reclassification of GE Vernova to discontinued operations assuming the GE Vernova separation, the gross-up of intercompany positions and other presentation changes. Amounts are unaudited and represent our current estimates.

We believe investors may find it useful to compare free cash flows* performance without the effects of cash flows for taxes related to business sales, operating activities related to our run-off Insurance operations, separation cash expenditures and Corporate restructuring cash expenditures (associated with the separation-related program announced in October 2022). We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flows.

2024 GUIDANCE: 2024 GE AEROSPACE OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for GE Aerospace operating profit* in 2024 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our remaining investment in GE HealthCare and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2024 GUIDANCE: 2024 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2024 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our remaining investment in GE HealthCare and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2024 GUIDANCE: 2024 GE AEROSPACE FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for GE Aerospace free cash flows* in 2024 without unreasonable effort due to the uncertainty of timing for separation related cash expenditures.

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and SEC filings may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position and on the global supply chain and world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets, oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations and financial results;
•global economic trends, competition and geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and related sanctions and risks related to conflict in the Middle East, demand or supply shocks from events such as a major terrorist attack, war, natural disasters or actual or threatened public health pandemics or other emergencies, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies;
•market or other developments that may affect demand or the financial strength and performance of customers we serve, such as demand for air travel and other aerospace and defense sector dynamics; pricing, cost, volume and the timing of investment by customers or other industry participants; conditions in key geographic markets; technology developments; and other shifts in the competitive landscape for our products and services;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, and related costs and reputational effects;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments, and other priorities;
•our success in executing planned and potential transactions, including the timing for such transactions, the ability to satisfy any applicable pre-conditions, and the expected proceeds, consideration and benefits;
•downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•the amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions;
•capital or liquidity needs associated with our run-off insurance operations and mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•operational execution and improvements, including our performance amidst market growth and ramping newer product platforms;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, government defense budgets, regulation and incentives related to climate change (including the impact of the Inflation Reduction Act and other policies), and the effects of tax law changes;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner;
•the impact of regulation; investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings;

•the impact related to information technology, cybersecurity or data security breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as such descriptions may be updated or amended in any future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional Financial Information
Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 8:00 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 44,000 commercial and 26,000 military aircraft engines. With a global team of 52,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Steve Winoker, 617.443.3400
swinoker@ge.com

GE Aerospace Media Contact:
Nicole Sizemore, 203.945.9783
nicole.sizemore@ge.com